SECURITIES AND EXCHANGE COMMISSION
                  Washington D.C.  20549


                  FORM 8-K

                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (date of earliest event reported): April 16, 1998


VECTOR AEROMOTIVE CORPORATION

(Exact name of Registrant as specified in its charter)


Nevada
(State of incorporation)

00-17303
(Commission File Number)

33-0254334
(IRS Employer Identification No.)

975 Martin Avenue, Green Cove Springs, Florida 32043
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (904) 529-0092

Item 5. Other Events.

     The Board of Directors as of April 1, 1998, elected T. J. Enright as President of the Company and Thomas Hallquest as Secretary of the Company. The Board of Directors also appointed an Executive Committee consisting of R. W. Welty, T. J. Enright and Thomas Hallquest; a Compensation Committee consisting of R. W. Welty, Lilly Beter and Michael J. Kimberley; and an Audit Committee consisting of R. W. Welty and Thomas Hallquest.

     American Dream International Limited, a corporation organized under the laws of The Bahamas, is attempting to raise equity capital in the public markets to, among other things, provide the Company with enough capital to commence full scale operations and operate for the foreseeable future. American Dream International Limited has an option to purchase 60,000,000 shares of Common Stock from the Company and other shares from V'Power Corporation. American Dream International Limited also has the right to nominate a majority of the Board of Directors of the Company. Lilly Beter Capital Group, Inc., an affiliate of Lilly Beter, a director of the Company, is acting as financial advisor to American Dream International Limited. There can be no assurance that American Dream International Limited will be able to obtain an underwriter for its securities or successfully raise the capital sought.

     The Company plans to race its M12 at the nationally televised Toshiba Copiers & Fax Nevada Grand Prix at Las Vegas Motor
Speedway.  The race is scheduled for April 26, 1998.


                          * * * * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


VECTOR AEROMOTIVE CORPORATION



    /s/       Timothy J. Enright
Timothy J. Enright, President

Date:     April 16, 1998